UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 16, 2009

StockerYale, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-27372 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road
Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2009 Stock Option and Cash Incentive Plan.

On January 16, 2009, the Governance, Nominating and Compensation Committee (the “Committee”) of the Board of Directors of StockerYale, Inc. (the “Corporation”), established the 2009 Stock Option and Cash Incentive Compensation Plan, for the issuance of (i) performance-based stock options to purchase shares of the Corporation’s common stock at the closing price of the Corporation’s common stock on the Nasdaq Capital Market on January 16, 2009 and (ii) cash bonuses to each of the Corporation’s executive officers and other senior executives. The stock options granted under this plan only vest if the Corporation is cash flow neutral for fiscal 2009 and will vest and become exercisable or terminate on the day the Corporation publicly releases its financial results for the fiscal year ending December 31, 2009, provided the recipient continues to remain employed by the Corporation, or a subsidiary of the Corporation, until such date. In addition, the cash bonuses approved under this plan will only be earned by the executive officers upon the Corporation (i) being cash flow neutral for fiscal 2009 and (ii) generating operating income of at least $99,000 for fiscal 2009 (before disbursement of cash bonuses).  Should the operating income of the Corporation for fiscal 2009 be between $99,000 and $299,000, such amount (up to $200,000) will be allocated to a pool (the “Pool”).  In addition, 25% of any operating income of the Corporation for fiscal 2009 in excess of $299,000 (before disbursement of cash bonuses) will also be allocated to the Pool.  Cash bonuses will only be distributed from the Pool according to the percentage allocated to each executive officer, if at all, on the day the Corporation publicly releases its financial results for the fiscal year ending December 31, 2009, provided the recipient continues to remain employed by the Corporation, or a subsidiary of the Corporation, until such date.  Should the Corporation only generate operating income of $99,000 in fiscal 2009, no cash bonuses will be distributed as the Pool will not have been funded.

 The stock options to purchase shares of the Corporation’s common stock, which vest and become exercisable only upon the performance criteria being met, for each executive officer, are set forth below:

Name	Number of Stock Options
Mark W. Blodgett	600,000
Timothy P. Losik	350,000

The cash bonuses, assuming the Corporation is cash flow neutral for fiscal 2009 and generates operating income of $299,000 for fiscal 2009, will equal a percentage of base salary, for each executive officer, as follows:

Name	Bonus Target%
Mark W. Blodgett	30%
Timothy P. Losik	25%

The amount to be paid to each executive officer is subject to upward and downward adjustment based on the Corporation’s operating income, and, thereby, the amount which is allocated to the Pool.

The foregoing description is subject to, and qualified in its entirety by, the Summary of 2009 Stock Option and Cash Incentive Compensation Plan filed as an exhibit hereto, which exhibit is incorporated herein by reference.

Item 9.01. Statements and Exhibits.

(d)	The exhibit listed in the Exhibit Index below is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: January 23, 2009	By:	/s/ Timothy P. Losik
Timothy P. Losik
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Summary of 2009 Stock Option and Cash Incentive Compensation Plan